Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Joyce Bremer (investors)
IntraBiotics Pharmaceuticals, Inc.
(650) 526-6818

Carolyn Bumgardner (media)
WeissCom Partners, Inc.
(415) 362-5018 or
(415) 225-5050 cell

INTRABIOTICS REPORTS LAWSUITS

Palo Alto, CA., July 8, 2004 — IntraBiotics Pharmaceuticals, Inc. (Nasdaq: IBPI) announced today that one or more purported class action lawsuits against the Company, Dr. Henry Fuchs, Dr. Detlef Albrecht and David Tucker, officers of the Company, have been filed in the United States District Court for the Northern District of California, asserting alleged violations of the Federal securities laws. The lawsuits seek certification of a class consisting of those who purchased IntraBiotics common stock between September 5, 2003 and June 22, 2004.

IntraBiotics and the officers deny the claims asserted in the lawsuits and intend to defend the suits vigorously.